UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	REPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Aspire Capital Amended Purchase Agreement

On February 26, 2021, we entered into a Second Amendment to our Common Stock Purchase Agreement with Aspire Capital Fund, LLC, or Aspire Capital, originally dated February 19, 2019 and amended on August 7, 2020, (as amended, the “Amended Purchase Agreement”) pursuant to which we have the right to sell to Aspire Capital Fund, LLC, or Aspire Capital, from time to time in our sole discretion up to $41,171,738 in shares of our common stock through February 26, 2023, subject to certain limitations and conditions set forth in the Amended Purchase Agreement.

Under the Amended Purchase Agreement, on any trading day we select, following the filing of the prospectus supplement and the satisfaction of other closing conditions, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice, or Purchase Notice, directing Aspire Capital (as principal) to purchase up to 75,000 shares of common stock per trading day, up to an aggregate of $41,171,738 of common stock, at a per share price, or the Purchase Price, equal to the lesser of:

•	the lowest sale price of the common stock on the purchase date; or

•	the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive trading days ending on the trading day immediately preceding the purchase date.

The aggregate purchase price payable by Aspire Capital on any one purchase date may not exceed $500,000, unless otherwise mutually agreed, and upon mutual agreement we may issue up to 2,000,000 shares of common stock under a purchase notice. In addition, on any date on which we submit a purchase notice to Aspire Capital, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice, or VWAP Purchase Notice, directing Aspire Capital to purchase an amount of common stock equal to up to 30% of the aggregate shares of common stock traded on our principal market on the next trading day, or the VWAP Purchase Date, as we determine. The purchase price per share pursuant to such VWAP Purchase Notice is generally 97% of the volume-weighted average price for the common stock traded on our principal market on the VWAP Purchase Date. We may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Amended Purchase Agreement, so long as the most recent purchase has been completed.

The Amended Purchase Agreement provides that we and Aspire Capital will not affect any sales under the Amended Purchase Agreement on any purchase date where the closing sale price of our common stock is less than $0.50. There are no trading volume requirements or restrictions under the Amended Purchase Agreement, and we will control the timing and amount of sales of common stock to Aspire Capital.

The Amended Purchase Agreement provides that the number of shares that may be sold pursuant to the Amended Purchase Agreement on or after the date of the Amended Purchase Agreement will be limited to 6,199,299 shares, or the Exchange Cap, which represents 19.99% of our outstanding shares of common stock as of February 26, 2021, unless stockholder approval or an exception pursuant to the rules of the Nasdaq Capital Market is obtained to issue more than 19.99%. This limitation will not apply if, at any time the Exchange Cap is reached and at all times thereafter, the average price paid for all shares issued under the Amended Purchase Agreement is equal to or greater than $3.43, which was the closing sale price for our common stock immediately preceding the execution of the Amended Purchase Agreement. We are not required or permitted to issue any shares of common stock under the Amended Purchase Agreement if such issuance would breach our obligations under the rules or regulations of the Nasdaq Capital Market.

The Amended Purchase Agreement may be terminated by us at any time, at our discretion, without any cost to us. Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Amended Purchase Agreement. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as directed by us in accordance with the Amended Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Amended Purchase Agreement.

Any proceeds we receive under the Amended Purchase Agreement are expected to be used for general corporate purposes, which may include increasing our working capital, acquisitions or investments in businesses and capital expenditures.

The foregoing description of the Amended Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Purchase Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Troutman Pepper Hamilton Sanders LLP, counsel to the Company, has issued an opinion to the Company, dated February 26, 2021, regarding the validity of the shares of common stock to be issued and sold pursuant to the Amended Purchase Agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP

10.2	Second Amendment to Common Stock Purchase Agreement, by and between Aspire Capital Fund, LLC and Recro Pharma, Inc., dated February 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 26, 2021	RECRO PHARMA, INC.

	By:	/s/ J. David Enloe, Jr.
J. David Enloe, Jr.
President and Chief Executive Officer